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                                                                       Exhibit 5


                               February 15, 1996



Board of Trustees
First Union Real Estate
Equity and Mortgage Investments
55 Public Square
Suite 1900
Cleveland, Ohio  44113

Gentlemen:

                 I am the General Counsel of First Union Real Estate Equity and Mortgage Investments, an Ohio real estate investment trust ("First Union"), and, as such, I have acted as counsel for First Union in connection with the registration of one or more series of unsecured debt securities (the "Debt Securities"), preferred shares of beneficial interest (the "Preferred Shares"), shares of beneficial interest, $1 par value per share (the "Common Shares"), and warrants exercisable for Debt Securities, Preferred Shares or Common Shares (the "Warrants", and together with the Debt Securities, the Preferred Shares and the Common Shares, the "Securities"), with an aggregate public offering price of up to $200,000,000, all of which Securities may be offered and sold by First Union from time to time as set forth in the prospectus (the "Prospectus") which forms a part of the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on February 15, 1996, as amended through the date hereof (the "Registration Statement") and as may be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement").

         Each series of the Debt Securities will be issued under an Indenture (the "Indenture") to be entered into between First Union and a financial institution identified therein as trustee (the "Trustee"). Each series of the Preferred Shares and the Common Shares will be issued under First Union's Declaration of Trust, as amended (the "Declaration of Trust"). The Warrants will be issued under one or more warrant agreements (each a "Securities Warrant Agreement"), each to be between First Union and a financial institution identified therein as a warrant agent (each, a "Warrant






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Board of Trustees
First Union Real Estate Equity
and Mortgage Investments
February 15, 1996
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Agent").  Certain terms of the Securities to be issued by First Union from time to time will be approved by the Board of Trustees of First Union or a committee thereof as part of the trust action taken and to be taken in connection with the authorization of the issuance of the Securities (the "Trust Proceedings").

         As General Counsel of First Union, I have examined originals or copies certified or otherwise identified to my satisfaction of the Declaration of Trust, First Union's Bylaws, resolutions of First Union's Board of Trustees and such of First Union's records, certificates and other documents and such questions of law as I considered necessary or appropriate for the purpose of this opinion. As to certain facts material to my opinion, I have relied, to the extent I deem such reliance proper, upon certificates of public officials and officers of First Union. In rendering this opinion, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as copies.

         Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, I am of the opinion that:

         (1) when the Registration Statement has become effective under the Securities Act of 1933 (the "Act") and the Debt Securities of any series have been duly established by an Indenture or any supplemental indenture thereto and upon the completion of the Trust Proceedings relating to such series of the Debt Securities and the due execution, authentication, issuance and delivery of the Debt Securities of such series, the Debt Securities of such series, when sold in exchange for the consideration set forth in the Prospectus and any Prospectus Supplement relating to such series of the Debt Securities, will be duly authorized and will be binding obligations of First Union enforceable in accordance with their terms and entitled to the benefits of the Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity;






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First Union Real Estate Equity
and Mortgage Investments
February 15, 1996
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         (2)     when the Registration Statement has become effective under the
Act, and upon the completion of the Trust Proceedings relating to a series of the Preferred Shares and the due execution, countersignature and delivery of the Preferred Shares of such series, the Preferred Shares of such series, when sold in exchange for the consideration set forth in the Prospectus and any Prospectus Supplement relating to such series of the Preferred Shares, will be duly authorized, legally issued, fully paid and, except as described below, nonassessable;

         (3) when the Registration Statement has become effective under the Act, and upon the completion of the Trust Proceedings relating to the Common Shares and the due execution, countersignature and delivery of the Common Shares, the Common Shares, when sold in exchange for the consideration set forth in the Prospectus and any Prospectus Supplement relating to the Common Shares, will be duly authorized, legally issued, fully paid and, except as described below, nonassessable; and

         (4) when the Registration Statement has become effective under the Act and when the Warrants have been duly established by the relevant Securities Warrant Agreement and upon completion of the Trust Proceedings relating to the Warrants and the due execution, authentication, issuance and delivery of the Warrants, the Warrants, when sold in exchange for the consideration set forth in the Prospectus and any Prospectus Supplement, will be duly authorized and will be binding obligations of First Union enforceable against First Union in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally and subject to general principles of equity.

         To the extent that the obligations of First Union under the Indenture may be dependent upon such matters, I assume for purposes of this opinion that the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee will be duly qualified to engage in the activities contemplated by the Indenture, that the Indenture will have been duly authorized, executed and delivered by the Trustee and will constitute the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance,






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Board of Trustees
First Union Real Estate Equity
and Mortgage Investments
February 15, 1996
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generally with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

         To the extent that the obligations of First Union under each Warrant Agreement may be dependent upon such matters, I assume for purposes of this opinion that the Warrant Agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent will be duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement will be duly authorized, executed and delivered by the Warrant Agent and will constitute the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent will be in compliance, generally with respect to acting as a Warrant Agent under the Securities Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

         The portion of this opinion relating to the nonassessability of the Preferred Shares and the Common Shares does not pertain to the potential liability of shareholders of First Union for debts and liabilities of First Union. Under present Ohio law, no personal liability will attach to the shareholders of First Union for the obligations of First Union. The Declaration of Trust provides that no shareholder shall be personally liable in connection with First Union's property or the affairs of First Union. In addition, the Declaration of Trust provides that all contracts executed by the Trustees or with their authority shall contain a clause that provides that shareholders shall not be personally liable thereunder and that the other party thereto shall look solely to the property of First Union for the payment of any claim thereunder. Accordingly, no personal liability should attach to First Union's shareholders for contract claims under any contract containing such a clause where adequate notice is given. However, with respect to tort claims, contract claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, the shareholders may, in some






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Board of Trustees
First Union Real Estate Equity
and Mortgage Investments
February 15, 1996
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jurisdictions, be personally liable for such claims and liabilities.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Registration Statement.

                                        Very truly yours,


                                        Paul F. Levin
                                        Senior Vice President,
                                        General Counsel and Secretary